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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference of our report dated November 19, 1999 relating to the financial statements of White Electronics Design Corporation, which appears in the Annual Report to Shareholders, and is incorporated in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
December 27, 1999